Exhibit 10.24

SEPARATION AND RELEASE AGREEMENT
This SEPARATION AND RELEASE AGREEMENT (the “Release Agreement”) by and between Ingevity Corporation, a Delaware corporation (together with its Affiliated Companies, the “Company”), and D. Michael Wilson (the “Executive”), is dated as of the date set forth under the Company’s signature below.
RECITALS
WHEREAS, Executive currently serves as a member of the Board of Directors (the “Board”), President, and Chief Executive Officer of the Company pursuant to the terms of a Severance and Change of Control Agreement with the Company dated March 1, 2017 (the “Severance Agreement”);
WHEREAS, in consideration for the terms set forth below, the Board has agreed to accept Executive’s resignation from all offices and positions held with the Company, which Executive acknowledges and agrees is adequate consideration for the terms set forth below; and
WHEREAS, Executive and the Company have agreed to terminate the Severance Agreement other than those terms incorporated herein by reference, and Executive has agreed to waive any rights under the Severance Agreement for payments or benefits based on a termination of his employment by the Company other than for “Cause”:
NOW, THEREFORE, IT IS HEREBY AGREED as follows:
1.Separation. The Board agrees to accept Executive’s resignation from all offices and positions held with the Company, including his positions as a member of the Board, President, and Chief Executive Officer of the Company, each effective as of February 20, 2020 (the “Separation Date”). Executive shall promptly sign all letters of resignation and other documentation as may be reasonably requested by the Company to effectuate the foregoing. Executive’s execution of this Release Agreement shall be deemed the grant by Executive to the Company of a limited power of attorney to sign in Executive’s name and on Executive’s behalf such documentation as may be necessary or appropriate for the limited purposes of effectuating Executive’s resignation from all offices and positions held with the Company. The Company agrees to instruct the members of the Board not to make any statements inconsistent with the Company’s press release announcing Executive’s resignation.
2.Termination of Severance Agreement. Upon the Separation Date, the Severance Agreement shall terminate and be of no further force or effect, except for those provisions that are incorporated by reference into this Release Agreement, as provided in Section 7 hereof or otherwise. The parties agree that neither the entering into of this Release Agreement nor the matters contemplated hereby shall give to rise to any right or claim of termination by the Company without “Cause” or by Executive for “Good Reason” under the Severance Agreement (nor any similar right under any other compensation or benefit plan of the Company), and Executive waives any rights under the Severance Agreement for payments or benefits based on a termination of his employment by the Company without “Cause” or by Executive for “Good Reason.”
3.Treatment of Equity Awards. Executive shall retain his right to the performance-based restricted stock units (the “2017 PSUs”) granted to Executive under that certain Performance-Based Restricted Stock Unit Terms and Conditions Agreement dated February 27, 2017 (the “2017 PSU Agreement”) under the Ingevity Corporation 2016 Omnibus Incentive Plan, subject to the terms and conditions of this Release Agreement. The number of share units payable to Executive under the 2017 PSUs shall remain subject to the certification of the applicable performance goals by the Compensation Committee of the Board in accordance with the 2017 PSU Agreement, applied on the same basis as to other senior executives of the Company generally. Executive shall retain his rights to certain stock options (the “Stock Options”) granted to Executive under the Ingevity Corporation 2016 Omnibus Incentive Plan that have previously become vested and exercisable as of the date hereof, as set forth on Schedule I, pursuant to the terms of the applicable award agreements and subject to the terms and conditions of this Release Agreement (the Stock Options, together with the 2017 PSUs, the “Separation Rights”). The Stock Options shall remain exercisable until the date that is ninety (90) days following the Separation Date, and shall terminate to the extent unexercised after such date. Executive acknowledges and agrees that all unvested equity compensation awards held by Executive and any other claim to equity compensation awards are hereby canceled and forfeited for no consideration as of the Separation Date. Executive further acknowledges and agrees that, other than the Separation Rights and payment of any unpaid base salary amounts through the Separation Date, he shall have no claim or entitlement to any other payments or benefits from the

Company, including, without limitation, any bonus or other incentive compensation for 2019 or 2020, other than as set forth in Section 4(b) below. The foregoing rights of Executive to the Separation Rights shall be conditioned on this Release Agreement becoming effective and enforceable.
4.Release of Claims.
(a) In consideration of the Separation Rights and other consideration, Executive on behalf of himself, and on behalf of his heirs, administrators, representatives, successors, and assigns (the “Releasors”), hereby releases, acquits, and forever discharges the Company, all of its past, present and future subsidiaries and affiliates and all of their respective past and present directors, officers, employees, agents, trustees, partners, shareholders, consultants, independent contractors and representatives, all of their respective heirs, successors, and assigns, and all persons acting by, through, under or in concert with them (the “Releasees”) from any and all claims, charges, complaints, obligations, promises, agreements, controversies, damages, remedies, demands, actions, causes of action, suits, rights, costs, debts, expenses and liabilities that the Releasors might otherwise have asserted arising out of Executive’s employment with the Company and its subsidiaries and affiliates, including the termination of that employment.
(b) Notwithstanding the general release of claims set forth immediately above, the Releasors are not releasing any rights with respect to (i) the Separation Rights under this Release Agreement; (ii) any of Executive’s rights related to this Release Agreement; (iii) any claim related to Executive’s indemnification as an officer, director and employee of the Affiliated Companies under the Company’s Certificate of Incorporation or By-Laws, or any claim related to Executive’s coverage under any insurance policy maintained by the Company (except for claims for indemnification or insurance arising out of any claims against Executive or the Company relating to sex discrimination, which are hereby waived); (iv) any claim related to Executive’s vested account balance as of the Separation Date under the Ingevity Corporation Deferred Compensation Plan; (v) any claim related to vested amounts as of the Separation Date under the Company’s qualified retirement plan; (vi) unpaid base salary for the period through the Separation Date; or (viii) any rights or claims that may arise after the date on which Executive signs this Release Agreement. Those rights shall survive unaffected by this Release.
(c) Executive understands that, as a consequence of his signing this Release Agreement, he is giving up any and all rights he might otherwise have with respect to his employment and the termination of that employment including but not limited to rights under (1) any and all federal, state, or municipal laws prohibiting discrimination in employment on the basis of sex, race, national origin, religion, handicap, or other invidious factor, or retaliation; and (2) any and all theories of contract or tort law related to Executive’s employment or the termination thereof, whether based on common law or otherwise.
(d) The parties agree that this Release Agreement shall not affect the rights and responsibilities of the U.S. Equal Employment Opportunity Commission (hereinafter “EEOC”) to enforce any laws. In addition, the parties agree that this Release Agreement shall not be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The parties further agree that the Releasors knowingly and voluntarily waive all rights or claims that arose prior to the date hereof that the Releasors may have against the Releasees to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ fees, or experts’ fees) as a consequence of any investigation or proceeding conducted by the EEOC.
(e) Notwithstanding any other provision in this Release Agreement, the parties agree that this Release Agreement does not prohibit Executive from: (1) filing a charge with or communicating with the National Labor Relations Board, the Equal Employment Opportunity Commission, or another federal, state or local government official for the purpose of reporting or investigating a suspected violation of law; or (2) communicating directly with the U.S. Securities and Exchange Commission about a possible securities law violation.
5.Acknowledgments. Executive acknowledges and agrees that:
(a) The benefits Executive is receiving under this Release Agreement constitute consideration over and above any benefits that he might be entitled to receive without executing this Release Agreement.
(b) The Company advised Executive in writing to consult with an attorney prior to signing this Release.
6.Cooperation. Executive agrees that upon reasonable notice from the Company, Executive shall cooperate with the Company and its counsel (including, if necessary, through preparation for and appearance at depositions, hearings, trials or other proceedings, or in response to a subpoena or other compulsory process served upon Executive) with regard to any past, present or future legal or regulatory matters that relate to or arise out of matters Executive has knowledge about or was involved with during Executive’s employment with the Company. In the event that such cooperation is required, Executive will be reimbursed for reasonable expenses incurred in connection therewith if such expenses are timely submitted for reimbursement with evidence of payment and are eligible for reimbursement under the Company’s expense reimbursement policies.
7.Incorporation by Reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Severance Agreement, which meanings are incorporated herein by reference. In addition, the following provisions of the Severance Agreement and 2017 PSU Agreement are incorporated herein by reference and shall continue in full force and effect as if fully set forth in this Release Agreement. All such provisions referenced in this Agreement shall be deemed to include their correlative provisions, defined terms and cross references in the Severance Agreement and 2017 PSU Agreement, but shall be deemed modified to the extent necessary for the appropriate meaning and context of this Release Agreement. For this purpose, all references in the Severance Agreement and 2017 PSU Agreement to “this Agreement” shall be deemed to be references to this Release Agreement.
Severance Agreement:
(a) Section 10 (Nondisclosure of Confidential Information);
(b) Section 11 (Return of Company Property);
(c) Section 12 (Noncompetition and Nonsolicitation);
(d) Section 13 (Inventions and Discoveries);
(e) Section 14 (Non-disparagement);
(f) Section 15 (Remedies);
(g) Section 16 (Executive Acknowledgments);
(h) Section 17 (Reports to Regulatory and Investigative Bodies);
(i) Section 18 (Successors);
(j) Section 19 (Section 409A);
(k) Section 20 (Recoupment); and
(l) Section 21 (Miscellaneous).
2017 PSU Agreement:
(a) Exhibit B.
For the avoidance of doubt, all provisions of the Severance Agreement that are not incorporated by reference as provided above shall terminate as of the Separation Date.
8. Protected Activities. Nothing in this Release Agreement shall be construed to prohibit Executive from engaging in any conduct that is permitted under Section 17 of the Severance Agreement or otherwise required by law.
9. Consequences of Breach. Executive acknowledges and agrees that his obligations and responsibilities set forth in this Release Agreement (including those incorporated herein by reference from the Severance Agreement) are reasonable and not unduly restrictive. Furthermore, Executive recognizes that damages incurred by the Company as a result of any breach of this Release Agreement by Executive may be difficult to measure, and that monetary damages may not provide adequate relief. Accordingly, Executive acknowledges and agrees that in the event of a material breach by Executive of any of the terms of this Release Agreement, in addition to the Company’s right to recover damages from Executive arising out of such breach and any other remedies that may be available at law or in equity: (i) the Company shall be entitled to apply for and receive an injunction without bond to restrain any such breach or further breach; (ii) the Company shall be entitled to terminate any and all Separation Rights to the extent not yet provided to Executive; (iii) to the extent the Separation Rights have already been provided to Executive, the Company shall have the right to recover such benefits from Executive in full; and (iv) Executive shall be obligated to pay to the Company all of its costs and expenses (including attorneys’ fees) incurred in enforcing its rights under this Section 9. Executive acknowledges and agrees that the provisions of this Section 9 are reasonable and shall not be deemed to impose an undue hardship on Executive.
10. Voluntary Agreement. Executive warrants and represents that his decision to sign this Release Agreement was (1) entirely voluntary on his part; (2) not made in reliance on any inducement, promise, or representation, whether express or implied, other than the inducements, representations, and promises expressly set forth herein and in this Release Agreement; and (3) did not result from any threats or other coercive activities to induce his agreement to this Release Agreement. Executive further warrants and represents that he fully understands and appreciates the consequences of his signing this Release Agreement.
11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, including, but not limited to the Severance Agreement (except to the extent specifically provided herein) and all outstanding equity compensation awards held by Executive, other than the 2017 PSUs and the Stock Options.
12. Severability. The provisions of this Release Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.
13. Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions herein shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time.
14. Modification. This Release Agreement shall not be modified or amended in any respect except by a writing executed by each party hereto.
15. Governing Law; Forum. This Release Agreement shall be construed in accordance with its fair meaning and in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. Any controversy or claim arising out of or relating to this Release Agreement shall be brought in courts of the State of Delaware or in the United States District Court for the District of Delaware, and the parties hereby consent to personal jurisdiction in such courts and waive any claim or defense that such forum is inconvenient or otherwise improper.
16. Notice. Any notices and other communications under this Release Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by United Stated certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses:
If to the Company:
Ingevity Corporation
5255 Virginia Avenue
North Charleston, SC 29406

Attention: General Counsel

and
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Attention: Jeffrey S. Klein

If to Executive:
At Executive’s home address as shown in the Company’s personnel records as of the Separation Date, or to such other address as Executive may have furnished to the Company in writing in accordance herewith.
and
Womble Bond Dickinson LLP
5 Exchange Street
Charleston, SC 29401
Attention: Greg Horton
17. Counterparts. This Release Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same agreement.
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IN WITNESS WHEREOF, the Company has caused this Release Agreement to be executed by its duly authorized representative, and Executive has signed this Release Agreement, as of the date indicated below.

/S/ D. MICHAEL WILSON
D. Michael Wilson

INGEVITY CORPORATION

By:	/S/RICHARD B. KELSON
Richard B. Kelson
Chairman of the Board, and Interim President and Chief Executive Officer

Dated as of February 20, 2020

Schedule I Vested Stock Options

Options Granted	Vested Options	Exercise Price
48,170	48,170	$27.90
25,652	0	$53.11
24,256	0	$74.91
17,758	0	$115.22